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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date earliest event reported) January 10, 1997

                                INTERIORS, INC.
            (exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


                              0-23702 13-3590047
             (Commission File Number)(IRS Employer Identification
                                    Number)


               320 Washington Street, Mt. Vernon, New York 10553
              (Address of principal executive offices) (Zip Code)



       Registrant's Telephone Number, Including Area Code:(914) 665-5400

                                Not Applicable
         (Former name or former address, if changed since last report)

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Item 2.           Acquisition or Disposition of Assets.

         Discontinuation of operations and Dissolution of Italia
         Collection, Inc.

         On December 16, 1996, the Board of Directors of Interiors, Inc., a Delaware corporation (the "Registrant") decided to discontinue and dissolve the Registrants Italia Collection, Inc. ("Italia") subsidiary because of declining revenues and high operating costs. On December 27, 1996 a Notice of Public Auction was distributed by Italia, advising all interested parties that a public auction of all the assets of Italia consisting of molds, equipment, models, and inventory listed in a Security Agreement entered into between Italia, as debtor, and United Credit Corporation, as secured party, was to occur because of the default of Italia in making payments due thereunder, and there being due to the secured party approximately $1,094,028 plus legal fees and expenses of the sale. The auction took place on January 10, 1997 and the Registrant was the successful bidder. The Registrant thereby acquired all of the assets of Italia in consideration of a payment of $2,000 and Registrants agreeing to assume all of the liabilities of Italia to United Credit Corp., which as of January 31, 1997 totaled $811,628. Due to certain cancellation of debts owed by Italia, the Registrant will be reversing approximately $116,000 of liabilities for the quarter ended December 31, 1996.

Item 7.           Financial Statements and Exhibits

Exhibit
No.               Document

3.5(a) Certificate of Dissolution of Italia Collection, Inc., dated December 16, 1996.


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                                  SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                            INTERIORS, INC.



                                            By:      /s/Max Munn
                                                ---------------------------
                                                     Max Munn
                                                     President


Dated:   February 11, 1997